TRIDENT CAPITAL II, L.P.
                 (a Cayman Islands exempted limited partnership)



                           ---------------------------

                              AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT


                           ---------------------------









                              Dated December 2, 1999

                                TABLE OF CONTENTS


SECTION                                                                    PAGE

                                    ARTICLE I

                               ORGANIZATION, ETC.


1.1  Continuation............................................................1
1.2  Name and Offices........................................................2
1.3  Fiscal Year.............................................................2

                                   ARTICLE II

                              PURPOSES AND POWERS


2.1  Purposes................................................................3
2.2  Powers of the Partnership...............................................3

                                   ARTICLE III

                         CAPITAL CONTRIBUTIONS; CAPITAL

                             ACCOUNTS; ALLOCATIONS


3.1  Capital Contributions...................................................4
3.2  Capital Accounts; Memo Accounts.........................................5
3.3  Adjustments to Capital Accounts.........................................5
3.4  Allocations.............................................................5
3.5  Tax Matters.............................................................6
3.6  Negative Capital Accounts...............................................6
3.7  Excused Investment......................................................6
3.8  Estate Partners.........................................................7

                                   ARTICLE IV

                           DISTRIBUTIONS; WITHHOLDING


4.1  Withdrawal of Capital...................................................7
4.2  Sharing of Carried Interest; Points.....................................7
4.3  Distributions...........................................................8
4.4  Holdback for Tier 2 Partners ..........................................10
4.5  Return of Distributions................................................10
4.6  Limitations on Distributions...........................................12
4.7  Withholding............................................................12

                                    ARTICLE V

                               MANAGEMENT; VOTING


5.1  Partners...............................................................12
5.2  The General Partners...................................................12
5.3  Ability to Bind the Partnership........................................14
5.4  Actions and Determinations of the Partnership..........................14
5.5  Voting.................................................................14
5.6  Discretion.............................................................14

                                   ARTICLE VI

                   LIABILITY, EXCULPATION AND INDEMNIFICATION


6.1  Liability..............................................................15
6.2  Exculpation............................................................15
6.3  Indemnification........................................................16

                                   ARTICLE VII

                     BOOKS AND RECORDS; REPORTS TO PARTNERS


7.1  Books and Records......................................................17
7.2  United States Federal, State and Local Income Tax Information..........18
7.3  Reports to Partners....................................................18

                                  ARTICLE VIII

                  ADMISSION OF ADDITIONAL PARTNERS; TRANSFERS


8.1  Admission of Additional Partners.......................................18
8.2  Transfer by Partners...................................................19
8.3  Further Actions........................................................19

                                   ARTICLE IX

                               SPECIAL ASSIGNEES


9.1  Becoming a Special Assignee............................................19
9.2  Consequences of Special Assignee Status................................20
9.3  Economic Rights of Special Assignees...................................21

                                    ARTICLE X

                  DURATION AND TERMINATION OF THE PARTNERSHIP


10.1  Duration..............................................................24
10.2  Winding Up............................................................24
10.3  Final Distribution....................................................24
10.4  Time for Liquidation, etc.............................................25
10.5  Termination...........................................................25
10.6  Bankruptcy of a Partner...............................................25
10.7  Death, Legal Incapacity, etc..........................................25

                                   ARTICLE XI

                                  DEFINITIONS


11.1  Definitions...........................................................26

                                   ARTICLE XII

                                  MISCELLANEOUS


12.1  Notices...............................................................33
12.2  Counterparts..........................................................33
12.3  Table of Contents and Headings........................................33
12.4  Successors and Assigns................................................33
12.5  Severability..........................................................34
12.6  Governing Law.........................................................34
12.7  Confidentiality.......................................................34
12.8  Survival of Certain Provisions........................................34
12.9  Waiver of Partition...................................................34
12.10  Power of Attorney....................................................35
12.11  Modifications........................................................36
12.12  Entire Agreement.....................................................37
12.13  Further Actions......................................................37


Schedule A
                                       iv

                 This Amended and Restated Limited Partnership Agreement (as from time to time amended, supplemented or restated, this "AGREEMENT") of TRIDENT CAPITAL II, L.P., a Cayman Islands exempted limited partnership (the "PARTNERSHIP"), is made and entered into this December 2, 1999 among: RC Trident II, LLC, a Delaware limited liability company; SF Trident II, LLC, a Delaware limited liability company; CD Trident II, LLC, a Delaware limited liability company; JG Trident II, LLC, a Delaware limited liability company; and Marsh & McLennan GP I, Inc., a Delaware corporation ("GP I") (collectively, the "GENERAL PARTNERS"); and the other Persons listed on the Partnership Register (the "LIMITED PARTNERS" and, together with the General Partners, the "PARTNERS", both such terms to include any Person hereinafter admitted to the Partnership as a Limited Partner or General Partner, as the case may be, and to exclude any Person that ceases to be a Partner in accordance with the terms hereof). Certain capitalized terms used herein without definition have the meanings specified in
Article XI.

                  WHEREAS, the Partnership is an exempted limited partnership, organized under the law of the Cayman Islands pursuant to the Partnership Law and among the General Partners and the Limited Partners;

                  WHEREAS, the Partnership was constituted pursuant to the Limited Partnership Agreement of the Partnership, dated May 20, 1999 (the "INITIAL AGREEMENT"), and the General Partners made such registrations with the Registrar of Exempted Limited Partnerships in the Cayman Islands as are necessary to effect the registration of the Partnership as an exempted limited partnership under the Partnership Law;

                  WHEREAS, the Partners seek to amend and restate the Initial Agreement in its entirety.

                  NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, the parties hereto hereby amend and restate the Initial Agreement in its entirety and agree as follows:


                                    ARTICLE I

                               ORGANIZATION, ETC.

                  1.1 CONTINUATION. (a) GENERAL. The Partners hereby agree to continue the Partnership as an exempted limited partnership subject to the terms of this Agreement and under and pursuant to the provisions of the Partnership Law and agree that the rights, duties and liabilities of the Partners shall be as provided in the Partnership Law, except as otherwise provided herein.

                  (b) ADMISSIONS. Upon the execution of this Agreement or a counterpart of this Agreement, each of the General Partners shall continue as General Partners, each of the Persons who were limited partners of the Partnership immediately prior to the amendment and restatement hereby of the Initial Agreement shall continue as Limited Partners and each of the other Persons listed on Schedule A hereto shall be admitted to the Partnership as a Limited Partner. Subject to the other provisions of this Agreement, a Person may be admitted as a Partner of the Partnership at the time that (I) this Agreement or a counterpart of this Agreement is executed by or on behalf of such Person and (II) such Person is listed on the Partnership Register.

                  (c) PARTNERSHIP REGISTER. The General Partners shall cause to be maintained in the principal office of the Partnership a register setting forth, with respect to each Partner, his name, mailing address, Capital Commitment, total Capital Contributions to date and Minimum Points and, with respect to each Portfolio Investment, the number of Points allocated to each Partner and the Capital Contribution made by each Partner, and such other information as the General Partners may deem necessary or desirable (the "PARTNERSHIP REGISTER"). The General Partners shall from time to time update the Partnership Register as necessary to accurately reflect the information therein. Any reference in this Agreement to the Partnership Register shall be deemed to be a reference to the Partnership Register as in effect from time to time. The form of Partnership Register as in effect on the date hereof shall be attached hereto as Schedule A, and each Partner shall receive as the Schedule A attached to such Partner's Agreement the information set forth on the Partnership Register on the date hereof with respect to such Partner's interest in the Partnership, PROVIDED that no Limited Partner shall have the right to any information set forth on the Partnership Register with respect to any other Partner. No action of any Limited Partner, and no amendment of any Schedule A to this Agreement, shall be required to amend or update the Partnership Register.

                  1.2 NAME AND OFFICES. The name of the Partnership heretofore formed and continued hereby is "Trident Capital II, L.P." The registered office of the Partnership shall be at the offices of Maples & Calder, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies at which shall be kept the records required to be maintained under the Partnership Law and at which service of process on the Partnership may be made. At any time, the Partnership may designate another registered agent for service of process and/or registered office.

                  1.3 FISCAL YEAR. The fiscal year of the Partnership (the "FISCAL YEAR") shall end on the 31st day of December in each year. The Partnership shall have the same fiscal year for income tax and for financial and accounting purposes.

                                   ARTICLE II

                               PURPOSES AND POWERS

                  2.1 PURPOSES. Subject to the other provisions of this Agreement, the purposes of the Partnership are to serve as general partner of the Fund; to acquire, hold and dispose of Securities; and to engage in such activities as the General Partners deem necessary, advisable, convenient or incidental to the foregoing, in all cases subject to the Partnership Law.

                  2.2 POWERS OF THE PARTNERSHIP. (a) POWERS GENERALLY. The Partnership shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose set forth in Section 2.1, including, but not limited to, the power and authority:

                  (i) to direct the formulation of investment policies and strategies for the Partnership and the Fund, direct the investment activities of the Partnership and the Fund, and select and approve the investment of the funds of the Partnership and the Fund;

                  (ii) to acquire, hold, manage, own, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of Securities, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to Securities, including, without limitation, the voting of Securities, the approval of a restructuring of an investment in Securities, participation in arrangements with creditors, the institution and settlement or compromise of suits and administrative proceedings and other similar matters;

                  (iii) to establish, have, maintain or close one or more offices within or without the Cayman Islands and in connection therewith to rent or acquire office space and to engage personnel;

                  (iv) to open, maintain and close bank accounts and draw checks or other orders for the payment of money and open, maintain and close brokerage, mutual fund and similar accounts;

                  (v) to hire consultants, custodians, attorneys, accountants and such other agents and employees for the Partnership as it may deem necessary or advisable, and authorize any such agent or employee to act for and on behalf of the Partnership;

                  (vi) to make and perform such other agreements and undertakings as may be necessary or advisable to the carrying out of any of the foregoing powers, objects or purposes;

                  (vii) to enter into the Fund Agreement, and cause the Fund to enter into Subscription Agreements with its limited partners and other agreements and documents in connection with the admission of Persons as limited partners of the Fund;

                  (viii) to bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission; and

                  (ix) to carry on any other activities necessary to, in connection with or incidental to any of the foregoing, the Partnership's business or the Fund's business.

                  (b) FUND AGREEMENT. Notwithstanding any other provision of this Agreement, the Partnership, and any General Partner on behalf of the Partnership, is hereby authorized to execute, deliver and perform its obligations under the Fund Agreement.


                                   ARTICLE III

                         CAPITAL CONTRIBUTIONS; CAPITAL
                              ACCOUNTS; ALLOCATIONS

                  3.1 CAPITAL CONTRIBUTIONS. Each Partner shall make cash Capital Contributions to the Partnership in the aggregate amount of the Capital Commitment set forth opposite such Partner's name on the Partnership Register. Except as otherwise provided herein, the Partners shall make such Capital Contributions to the Partnership PRO RATA in accordance with their respective Capital Commitments at such times and in such amounts as are sufficient to meet Partnership Expenses or enable the Partnership to contribute the amount of capital required to be contributed by the Partnership to the Fund pursuant to the applicable provisions of the Fund Agreement, PROVIDED that Capital Contributions to fund any Portfolio Investments shall be made by the Partners participating in such Portfolio Investment PRO RATA in accordance with their respective Remaining Capital Commitments and PROVIDED, FURTHER, that in respect of each Partner such Partner's aggregate Capital Contributions shall not exceed such Partner's Capital Commitment. Each Partner's Remaining Capital Commitment shall be increased by any amounts returned to such Partner (I) pursuant to
Section 4.3(b)(i) or (II) pursuant to Section 4.3(b)(ii), to the same extent that such amounts would increase the remaining capital commitments of the limited partners of the Fund if such amounts had been distributed to them pursuant to the Fund Agreement.
                                       4

                   3.2 CAPITAL ACCOUNTS; MEMO ACCOUNTS. (a) CAPITAL ACCOUNTS. There shall be established on the books and records of the Partnership a capital account (a "CAPITAL ACCOUNT") for each Partner.

                  (b) MEMO ACCOUNTS. There shall be established on the books and records of the Partnership a memorandum account (a "MEMO ACCOUNT") for each Partner. Upon the sale or other disposition of a Portfolio Investment, the balance of each Partner's Memo Account (which may be positive or negative) shall be adjusted by (I) increasing such balance by such Partner's PRO RATA share (based on the number of Points held by each Partner for such Portfolio Investment) of the Target Amount, if any, for such Portfolio Investment and (II) decreasing such balance by (A) such Partner's PRO RATA share (based on the number of Points held by each Partner for such Portfolio Investment) of the Shortfall, if any, for such Portfolio Investment and (B) the amount distributable, if any, to such Partner pursuant to Section 4.3(b)(iii) with respect to such Portfolio Investment, PROVIDED that the Memo Account of M&M Vehicle, L.P. shall be determined without regard to amounts distributable to it pursuant to Section 4.3(b)(iii)(B) (I.E., solely with regard to any Points held by it). The Partners confirm that the intent of the Memo Account mechanism is to equitably allocate carried interest distributions received from the Fund such that, to the maximum extent practicable, the gain or loss with respect to any Portfolio Investment disposed of (to the extent not attributable to GP I and M&M Vehicle, L.P.'s 50% interest) is shared by the Partners based on the number of Points they hold with respect to such Portfolio Investment. The intended result is that a Partner's share of carried interest distributions from a gain investment is offset by such Partner's share of losses from a loss investment that reduced the overall amount of carried interest payable by the Fund to the Partnership. In furtherance thereof, the General Partners may, in their sole discretion, adjust the Memo Accounts of the Partners to the extent necessary or desirable to adequately reflect this intent, including, without limitation, to take into account the preferred return and any unrealized losses.

                  3.3 ADJUSTMENTS TO CAPITAL ACCOUNTS. As of the last day of each Period, the balance in each Partner's Capital Account shall be adjusted by
(A) increasing such balance by (I) such Partner's allocable share of items of income and gain for such Period (allocated in accordance with Section 3.4) and
(II) the Capital Contributions, if any, made by such Partner during such Period and (B) decreasing such balance by (I) such Partner's allocable share of items of loss and deduction for such Period (allocated in accordance with Section 3.4) and (II) the amount of cash or the Value of Securities or other property distributed to such Partner during such Period.

                  3.4 ALLOCATIONS. Each item of income, gain, loss, credit and deduction of the Partnership shall be allocated among the Capital Accounts of the Partners with respect to each Period as of the end of such Period by the General Partners in a manner that as closely as possible gives effect to the provisions of Articles IV and X and the other relevant provisions of this Agreement.

                  3.5 TAX MATTERS. The income, gains, losses, credits and deductions recognized by the Partnership shall be allocated among the Partners, for United States federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Partners' Capital Accounts. Notwithstanding the foregoing, the General Partners shall have the power to make such allocations for United States federal, state and local income tax purposes as may be necessary to maintain substantial economic effect, or to insure that such allocations are in accordance with the interests of the Partners in the Partnership, in each case within the meaning of the Code and the Treasury Regulations thereunder. Tax credits shall be equitably allocated by the General Partners. All matters concerning allocations for United States federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be equitably determined in good faith by the General Partners. GP I is hereby designated as the tax matters partner of the Partnership as provided in the Treasury Regulations pursuant to section 6231 of the Code (and any similar provisions under any state, local or non-U.S. tax laws). Each Partner hereby consents to such designation and agrees that upon the request of the tax matters partner it will execute, certify, acknowledge, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The General Partners may, in their sole discretion, cause the Partnership to make the election provided for under section 754 of the Code. GP I has executed and filed a U.S. Internal Revenue Service Form 8832 prior to the date hereof electing to classify the Partnership as a partnership for U.S. federal income tax purposes pursuant to section 301.7701-3 of the Treasury Regulations as of the date the Partnership was constituted. The General Partners will not subsequently elect to change such classification. Each General Partner is hereby authorized to execute and file for all of the Partners any comparable form or document required by any applicable United States state or local tax law in order for the Partnership to be classified as a partnership under such tax law.

                  3.6 NEGATIVE CAPITAL ACCOUNTS. Except as provided in this Agreement or required by law, no Partner is required to make up a negative balance in such Partner's Capital Account.

                  3.7 EXCUSED INVESTMENT. Notwithstanding Section 3.1 and
Section 3.4, no Partner shall make a Capital Contribution with respect to, or otherwise participate in, any Portfolio Investment of the Fund if the General Partners have determined in their sole discretion that participation by such Partner in such Portfolio Investment might give rise to a conflict of interest or to a material tax or regulatory requirement for such Partner or the Partnership.

                  3.8 ESTATE PARTNERS. Notwithstanding any other provision of this Agreement, Capital Commitments and Capital Contributions of any Partner and its Estate Partner (including, without limitation, pursuant to Section 4.5) shall be apportioned between such Partner and such Estate Partner in proportion to their Capital Commitments.


                                   ARTICLE IV

                           DISTRIBUTIONS; WITHHOLDING

                  4.1 WITHDRAWAL OF CAPITAL. Except as otherwise expressly provided in this Article IV or in Article X, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution or return of, or interest on, his Capital Contribution.

                  4.2 SHARING OF CARRIED INTEREST; POINTS. (a) GENERAL. The Partnership's share of the carried interest in the Fund with respect to each Portfolio Investment shall be shared among the Partners of the Partnership based on the number of Points (the "POINTS") held by each Partner with respect to such Portfolio Investment. There shall be a total of 500 Points allocated to the Partners with respect to each Portfolio Investment. Prior to the consummation of a Portfolio Investment, each Partner shall be allocated, with respect to such Portfolio Investment, Points equal to the Minimum Points, if any, then listed with respect to such Partner on the Partnership Register (subject to Section 4.2(b)), and, if the aggregate number of such Points is less than 500, the difference shall be allocated to one or more Partners as determined by a majority of the Tier 1 General Partners in their sole discretion, PROVIDED that
(I) without the consent of GP I, the aggregate number of Points allocated to the Tier 1 Partners with respect to any Portfolio Investment shall not exceed 325 Points, (II) without the consent of GP I, no Points shall be allocated to CD Trident II, LLC, JG Trident II, LLC, Charles A. Davis or Jeffrey W. Greenberg in excess of the Minimum Points then listed with respect to such Partner on the Partnership Register and (III) any Points allocated to any Partner and its Estate Partner shall be allocated between such Partner and such Estate Partner in proportion to their Capital Commitments. Subject to the provisos contained in the preceding sentence, any Points forfeited by a Partner who becomes a Special Assignee pursuant to Article IX shall be reallocated to one or more Partners as determined by a majority of the then remaining Tier 1 General Partners in their sole discretion.

                  (b) ZERO POINTS IF EXCUSED INVESTMENT. Notwithstanding anything to the contrary in Section 4.2(a), a Partner shall be allocated zero Points with respect to a Portfolio Investment if, pursuant to Section 3.7, such Partner is excused from making a Capital Contribution with respect to, or otherwise participating in, such Portfolio Investment.

                  4.3 DISTRIBUTIONS. (a) FORM OF DISTRIBUTIONS. Subject to the other provisions of this Article IV, as determined by a majority of the General Partners, the Partnership shall, at any time and after payment of any Partnership Expenses and establishing reasonable reserves for material anticipated obligations or commitments of the Partnership, promptly distribute cash or Securities to the Partners, PROVIDED that no reserve shall be established with respect to any anticipated Clawback Amount other than pursuant to Section 4.4. Upon a distribution of Securities, the Securities distributed shall be valued in accordance with the valuation provisions of the Fund Agreement, and such Securities shall be deemed to have been sold at such value and the proceeds of such sale shall be deemed to have been distributed to the Partners for all purposes of this Agreement. Subject to Sections 10.2 and 10.3, Securities distributed in kind shall be distributed in proportion to the aggregate amounts that would be distributed to each Partner pursuant to this
Section 4.3, such aggregate amounts to be estimated in the good faith judgment of the General Partners. The Partnership may cause certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on Transfer as it may deem necessary or appropriate, including legends as to applicable United States federal or state or non-U.S. securities laws or other legal or contractual restrictions, and may require any Partner to which Securities are to be distributed to agree in writing (I) that such Securities will not be transferred except in compliance with such restrictions and (II) to such other matters as may be deemed necessary or appropriate. Notwithstanding the foregoing, at the request of any Partner, the General Partners may cause the Partnership to dispose of any property that would be distributed to such Partner pursuant to this Section and distribute the net proceeds of such disposition to such Partner and such Partner shall bear all out-of-pocket expenses incurred to effect such sale; PROVIDED, however, that the General Partners shall only be required to effect such disposition to the extent such distribution (A) would cause such Partner to own or control in excess of the amount of such property that it may lawfully own, (B) would subject such Partner to any material filing or regulatory requirement, or would make such filing or requirement more burdensome, or (C) would violate any applicable legal or regulatory restriction, and PROVIDED, FURTHER, that any taxable income, gain, loss or deduction recognized by the Partnership in connection with the disposition of such property shall be allocated only to such Partner requesting to receive proceeds instead of property and PROVIDED, FINALLY, that such Partner shall be treated for all other purposes of this Agreement as if such property had been distributed as contemplated by the second sentence of this Section 4.3(a).

                  (b) MAKING OF DISTRIBUTIONS. Distributions received from the Fund shall be distributed promptly to the Partners but in any event within 120 days after receipt by the Partnership. Except as otherwise provided herein, distributions shall be made as follows:

                  (i) NON-CONSUMMATED INVESTMENTS AND EXTRA DRAWDOWN AMOUNTS. Amounts returned from the Fund pursuant to section 5.3 of the Fund Agreement (non-consummated investments and extra drawdown amounts) in respect of any

          Portfolio Investment or Bridge Financing (or proposed Portfolio Investment or Bridge Financing) shall be distributed to the Partners in proportion to the Capital Contributions of the Partners used (or intended to be used) to fund such Portfolio Investment or Bridge Financing.

                  (ii) PARTNERSHIP'S CAPITAL INVESTMENT. Distributions received from the Fund with respect to any Portfolio Investment that were apportioned and distributed to the Partnership based on the Partnership's Sharing Percentage (as defined in the Fund Agreement) for such Portfolio Investment pursuant to section 6.3 of the Fund Agreement (including distributions received from the Fund pursuant to section 6.5 of the Fund Agreement (tax distributions) or section 13.2(a) of the Fund Agreement (liquidating distributions) that are attributable to the Partnership's Sharing Percentage with respect to any Portfolio Investment) shall be distributed among the Partners in proportion to their Capital Contributions used to fund such Portfolio Investment. Distributions received from the Fund with respect to any Bridge Financing, or investment other than a Portfolio Investment, pursuant to section 6.4 (including distributions received from the Fund pursuant to section 13.2(a) of the Fund Agreement (liquidating distributions) that are attributable to any Bridge Financing or any investment other than a Portfolio Investment) of the Fund Agreement shall be distributed among the Partners in proportion to their Capital Contributions used to fund such Bridge Financing or investment.

                  (iii) PARTNERSHIP'S CARRIED INTEREST. Subject to Section 4.4, distributions received from the Fund with respect to a Portfolio Investment pursuant to section 6.3(c) or (d) of the Fund Agreement (the Partnership's carried interest with respect to such Portfolio Investment) (including distributions received from the Fund pursuant to section 6.5 of the Fund Agreement (tax distributions) or section 13.2(a) of the Fund Agreement (liquidating distributions) that are attributable to the Partnership's right to receive distributions pursuant to section 6.3(c) or (d) of the Fund Agreement with respect to such Portfolio Investment) shall be distributed (A) 1% to GP I, (B) 49% to M&M Vehicle, L.P. and (C) 50% to the Partners (other than GP I) with positive balances in their Memo Accounts (determined after giving effect to Section 3.2(b)(i) and 3.2(b)(ii)(A) with respect to such Portfolio Investment but before giving effect to Section 3.2(b)(ii)(B) with respect to such Portfolio Investment) PRO RATA in accordance with, and to the extent of, their respective positive balances in their Memo Accounts, PROVIDED that (1) the amount distributed to M&M Vehicle, L.P. pursuant to clause (C) shall be reduced, but not below zero, by the aggregate Preference Amounts of all Additional Partners indicated on the Partnership Register as being subject to the provision for

         Preference Amounts and (2) the amount distributed to each Additional Partner indicated on the Partnership Register as being subject to the provision for Preference Amounts shall be increased by an amount equal to the product of (X) the amount described in clause (1) and (Y) the quotient obtained by dividing such Additional Partner's Preference Amount by the aggregate Preference Amounts of all Additional Partners, PROVIDED, HOWEVER that the aggregate amount distributed to Additional Partners pursuant to clause (2) shall not exceed the aggregate amount previously distributed or currently distributable to M&M Vehicle, L.P. pursuant to clause (C) (determined without giving effect to the first proviso of this Section 4.3(b)(iii)).

               (iv) OTHER DISTRIBUTIONS. Distributions of amounts not described in paragraphs (i) through (iii) above shall be distributed among the Partners as equitably determined by the General Partners.

The General Partners' good faith determination as to whether amounts are described in paragraph (i), (ii), (iii) or (iv) of this Section 4.3, shall, absent manifest error, be final and binding on all Partners.

                  4.4 HOLDBACK FOR TIER 2 PARTNERS PENDING DISSOLUTION OF THE PARTNERSHIP. Notwithstanding Section 4.3(b), the General Partners may, in their sole discretion, withhold from any distribution to a Tier 2 Partner pursuant to
Section 4.3(b)(iii) an amount equal to the difference between (A) up to 50% of the amount that would otherwise be distributed and (B) an amount intended to enable such Tier 2 Partner to discharge its U.S. federal, state and local income tax liabilities arising from allocations attributable to the amount described in clause (a) as determined by the General Partners in their reasonable discretion. Any amount withheld from a Tier 2 Partner pursuant to this Section 4.4 shall be placed in a separate account (a "HOLDBACK ACCOUNT") maintained separately on the books of the Partnership until such time as (I) the Partnership is dissolved pursuant to Article X, at which time such amount shall be distributed to such Tier 2 Partner or (II) the General Partners determine in their sole discretion that the amount in such Holdback Account exceeds the amount that can reasonably be expected to be necessary to fund such Tier 2 Partner's share of any Clawback Amount, at which time the excess shall be distributed to such Tier 2 Partner. Any amount placed in a Holdback Account with respect to such Tier 2 Partner shall be invested by the General Partners in investments selected by such Tier 2 Partner within investment categories specified by the General Partners and the income earned thereon shall be distributed quarterly to such Tier 2 Partner. Any distribution to a Tier 2 Partner pursuant to this Section 4.4 shall also be treated as a distribution pursuant to Section 4.3(b)(iii) for all purposes of this Agreement, including without limitation Section 4.5.

                  4.5 RETURN OF DISTRIBUTIONS. If and to the extent that the Partnership is obligated under section 13.2(b) of the Fund Agreement to contribute to the Fund all or a portion of the distributions received by the Partnership from the Fund (the amount of such required contribution, the "CLAWBACK AMOUNT"), each Partner shall be required to fund a portion of the Clawback Amount in an amount equal to the excess, if any, of (A) the aggregate amount distributed or treated as distributed to such Partner pursuant to Section 4.3(b)(iii) over (B) the amount that would have been distributed to such Partner pursuant to Section 4.3(b)(iii) if all distributions pursuant to Section 4.3(b)(iii) were made in a single distribution pursuant to
Section 4.3(b)(iii) on the date that the Partnership is obligated to contribute the Clawback Amount to the Fund. Each Tier 2 Partner's obligation under this
Section 4.5 shall first be satisfied from such Tier 2 Partner's Holdback Account established pursuant to Section 4.4, if any. Each Partner shall make contributions to the Partnership in satisfaction of its obligation under this
Section 4.5 (or in the case of a Tier 2 Partner, the remainder of such obligation). If any Tier 2 Partner fails to contribute when due any portion of such Tier 2 Partner's obligation to contribute amounts in excess of amounts in such Tier 2 Partner's Holdback Account or Accounts under this Section 4.5, GP I shall make a contribution to the Partnership equal to such unpaid contribution; if GP I has made any such contribution, any amounts recovered from such Tier 2 Partner pursuant to the next succeeding sentence shall be distributed entirely to GP I. Notwithstanding the foregoing, a Partner's obligation to make contributions to the Partnership under this Section 4.5 shall survive the dissolution, liquidation, winding up and termination of the Partnership, and for purposes of this Section 4.5, the Partnership and the General Partners may pursue and enforce all rights and remedies it and they may have against each Partner under this Section 4.5, including instituting a lawsuit to collect such contribution with interest from the date such contribution was required to be paid under this Section 4.5 calculated at a rate equal to the Prime Rate plus two percentage points per annum (but not in excess of the highest rate per annum permitted by law). Notwithstanding anything in this Section 4.5 to the contrary, a Partner's liability to make contributions to the Partnership under this
Section 4.5 shall not exceed the aggregate amount of all distributions received or deemed to have been received by such Partner pursuant to Section 4.3(b)(iii) (excluding distributions received or deemed to have been received pursuant to Section 4.3(b)(iii) that are attributable to such Partner's share of distributions received from the Fund pursuant to section 6.5 of the Fund Agreement (tax distributions)). If the Clawback Amount exceeds the aggregate amount of contributions to be made by the Partners pursuant to this Section 4.5, as limited by the preceding sentence, the Partners (excluding GP I but including M&M Vehicle, L.P. only to the extent its obligation under this Section 4.5 is attributable to distributions in respect of Points held by it) who are not limited by the preceding sentence shall be required to fund such excess PRO RATA in proportion to their obligations as determined pursuant to the first sentence of this Section 4.5, but subject always to the preceding sentence and with reapplication of this sentence as necessary. The provisions of this Section 4.5 are intended solely to benefit the Partnership and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Partnership (and no such creditor shall be a third party beneficiary of this Agreement), and no Partner shall have any duty or obligation to any creditor of the Partnership to make any contributions to the Partnership.

                  4.6 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding any provisions to the contrary contained in this Agreement, (A) the Partnership shall not make a distribution to any Partner on account of such Partner's interest in the Partnership if such distribution would violate the Partnership Law or other applicable law and (b) holdings of Points by, and Distributions made to, any Partner and its Estate Partner shall be apportioned between such Partner and such Estate Partner in proportion to their Capital Commitments.

                  4.7 WITHHOLDING. Notwithstanding any other provision of this Agreement, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership (pursuant to the Code or any provision of United States federal, state or local or non-U.S. tax law) with respect to such Partner or as a result of such Partner's status as a Partner hereunder. If and to the extent that the Partnership shall be required to withhold or pay any such withholding or other taxes, such Partner shall be deemed for all purposes of this Agreement (including without limitation Section 4.3(b)(iii)) to have received a payment from the Partnership as of the time such withholding or other tax is required to be paid, which payment shall be deemed to be a distribution with respect to such Partner's interest in the Partnership to the extent that such Partner (or any successor to such Partner's interest in the Partnership) would have received a distribution but for such withholding. In addition, if and to the extent that the Partnership or the Fund receives a distribution or payment from or in respect of which tax was withheld, as a result of (or attributable to) such Partner's status as a Partner hereunder, as determined by the General Partners, such Partner shall be deemed for all purposes of this Agreement (including without limitation Section 4.3(b)(iii)) to have received a distribution from the Partnership as of the time such withholding was paid. Unless the General Partners determine otherwise, the withholdings by the Partnership referred to in this Section 4.7 shall be made at the maximum applicable statutory rate under the applicable tax law.


                                    ARTICLE V

                               MANAGEMENT; VOTING

                  5.1 PARTNERS. Subject to Section 8.1, the Partnership shall consist of the General Partners and the Limited Partners. Pursuant to Section 8.1, the General Partners may admit additional Partners from time to time.

                  5.2 THE GENERAL PARTNERS. (a) GENERAL. The business and affairs of the Partnership shall be managed by the General Partners of the Partnership from time to time. Except as otherwise expressly provided herein, no Limited Partner shall take part in the management or control of the Partnership's affairs, vote with respect to any action taken or to be taken by the Partnership (including, but not limited to, merger or dissolution of the Partnership or any amendment to this Agreement), transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.

                  (b) RESTRICTIONS ON THE PARTNERS. The Partners shall not: (I) do any act in contravention of any applicable law, regulation or provision of this Agreement or (II) possess Partnership property for other than a Partnership purpose. In addition, the General Partners shall not admit any Person as a Partner except as permitted in this Agreement and the Partnership Law.

                  (c) ACTS OF THE GENERAL PARTNERS. (i) The act of a majority of the General Partners shall be the act of the General Partners, except as otherwise specifically provided by this Agreement, (II) in the event that one or more of the General Partners determine that participation in a vote could constitute a conflict of interest and therefore abstain from participating in such vote, the act of a majority of the General Partners voting on such matter shall be the act of the General Partners, whether or not all or a majority of the voting General Partners constitute a majority of the General Partners, and
(III) in the event that a vote taken by the General Partners or the Tier 1 General Partners, as the case may be, has resulted in a tie vote among the General Partners or the Tier 1 General Partners, as the case may be, GP I shall be entitled to cast the deciding vote that shall determine the act of the General Partners, whether or not all or a majority of the voting General Partners (including GP I) constitute a majority of the General Partners.

                  (d) ACTIONS WITH RESPECT TO THE MANAGER. The removal or replacement of M&M Capital as the manager of the Fund shall occur only upon the majority vote of the General Partners, which majority shall include, in any case, GP I.

                  (e) ACTIONS WITH RESPECT TO PORTFOLIO INVESTMENTS. Any determination or action required to be made or taken by the Partnership with respect to the acquisition, holding, disposition or valuation of Portfolio Investments, in connection therewith or to give effect thereto, shall require the vote of a majority of the members of the Investment Committee.

                  (f) ACTION BY UNANIMOUS CONSENT OF THE GENERAL PARTNERS. The unanimous vote of the General Partners shall be required to (I) dissolve the Partnership pursuant to Section 10.1(b), or (II) approve the merger or sale of substantially all of the assets of the Partnership.

                  (g) APPOINTMENT OF GP I AGENTS. GP I hereby designates and appoints each of: the Chairman and President of GP I, the members of the Board of Directors of GP I, and the Secretary of GP I as agents of GP I (the "CORPORATE AGENTS") to perform all of the duties and functions of GP I under this Agreement and as authorized persons within the meaning of the Partnership Law, PROVIDED that GP I has the sole discretion to remove one or more of the Corporate Agents with or without cause at any time and to designate and appoint one or more replacement Corporate Agents. Any action undertaken by any of the Corporate Agents in accordance with this Agreement shall bind GP I.

                  5.3 ABILITY TO BIND THE PARTNERSHIP. Unless otherwise expressly provided herein, each General Partner shall have the authority to sign, in the name and on behalf of the Partnership, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the ordinary course of the business of the Partnership, commitments regarding the acquisition or disposition of Portfolio Investments of the Fund, conveyances of real estate, documents evidencing the lending or borrowing by the Partnership, and other documents and instruments otherwise arising outside the ordinary course of business of the Partnership, PROVIDED that any action that would bind the Partnership with respect to amounts in excess of $500,000 shall require the consent of a majority of the General Partners.

                  5.4 ACTIONS AND DETERMINATIONS OF THE PARTNERSHIP. Subject to the other provisions of this Agreement, whenever this Agreement provides that a determination shall be made or an action shall be taken by the Partnership, such determination or act may be made or taken by the General Partners.

                  5.5 VOTING. (a) Any action of the Partnership requiring the vote or assent of more than one of the General Partners under this Agreement may be taken only upon notice to each General Partner entitled to vote thereon either personally, by telephone, by mail, by facsimile, or by any other means of communication reasonably calculated to give notice; and reasonable efforts shall be made to allow each General Partner entitled to vote thereon to participate in a vote on such matter.

                  (b) Except as expressly provided herein, on any matter that is to be voted on by the General Partners or all Partners, as the case may be, the General Partners or the Partners, as the case may be, may take such action without a meeting and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and/or ratified by the General Partners or the Partners, as the case may be, having not less than the minimum voting percentage or the requisite number of the General Partners or the Partners, as the case may be, that would be necessary to authorize or take such action at a meeting, PROVIDED, however, that prior notice of the matter to be voted on is given to all the General Partners and all the Partners entitled to vote thereon (PROVIDED that a consent in writing at any time to such action shall constitute a waiver of such prior notice), and PROVIDED, FURTHER, that the Partnership shall promptly provide copies to all General Partners (and, for matters on which all Partners were entitled to vote, to all Partners) of any consents or written actions taken by any General Partners or the Partners, as the case may be.

                  5.6 DISCRETION. Whenever in this Agreement the General Partners are permitted or required to make a decision (I) in their "sole discretion" or "discretion" or under a grant of similar authority or latitude, the General Partners may consider any interests they desire, including their own interests, or (II) in their "good faith" or under another expressed standard, the General Partners shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise. If any questions should arise with respect to the operation of the Partnership, which are not otherwise specifically provided for in this Agreement or the Partnership Law, or with respect to the interpretation of this Agreement, the General Partners are hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in their sole discretion, and their determination and interpretation so made shall be final and binding on all parties.


                                   ARTICLE VI

                   LIABILITY, EXCULPATION AND INDEMNIFICATION

                  6.1 LIABILITY. Except as otherwise provided by the Partnership Law, the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Partnership, and no Covered Person shall be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Covered Person.

                  6.2 EXCULPATION. (a) GENERALLY. No Covered Person shall be liable to the Partnership or any Partner for any act or omission taken or suffered by such Covered Person in good faith, except to the extent that it shall be finally judicially determined that such act or omission constitutes fraud, gross negligence or willful misfeasance of the Covered Person. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner.

                  (b) RELIANCE GENERALLY. A Covered Person shall incur no liability in acting upon any signature or writing reasonably believed by it to be genuine, and may rely on a certificate signed by an officer of any Person in order to ascertain any fact with respect to such

Person or within such Person's knowledge and may rely on an opinion of counsel selected by such Covered Person with respect to legal matters. Each Covered Person may act directly or through its agents or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants and other skilled Persons of its choosing, and shall not be liable for anything done, suffered or omitted in good faith and within the scope of this Agreement in reasonable reliance upon the advice of any of such Persons. No Covered Person shall be liable to the Partnership or any Partner for any error of judgment made in good faith by a responsible officer or employee of such Covered Person or its or his Affiliate. Except as otherwise provided in this Section 6.2, no Covered Person shall be liable to the Partnership or any Partner for any mistake of fact or judgment by such Covered Person in conducting the affairs of the Partnership or otherwise acting in respect of and within the scope of this Agreement.

                  (c) RELIANCE ON THIS AGREEMENT. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, any Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Covered Person.

                  (d) NOT LIABLE FOR RETURN OF CAPITAL CONTRIBUTIONS. No Covered Person shall be liable for the return of the Capital Contributions or Capital Account of any Partner, and such return shall be made solely from available Partnership assets, if any, and each Partner hereby waives any and all claims it may have against each Covered Person in this regard.

                  6.3 INDEMNIFICATION. (a) INDEMNIFICATION GENERALLY. The Partnership shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release each Covered Person from and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated ("CLAIMS"), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Partnership, or otherwise relating to or arising out of this Agreement, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a "PROCEEDING"), whether civil or criminal (all of such Claims and amounts covered by this Section 6.3, and all expenses referred to in Section 6.3(d), are referred to as "DAMAGES"), except to the extent that it shall have been finally judicially determined that such Damages arose primarily from the fraud, gross negligence or willful misfeasance of such Covered Person. The termination of any Proceeding by settlement shall not, of itself, create a presumption that any Damages relating to such settlement arose from a material violation of this Agreement by, or the gross negligence of, any Covered Person.

                  (b) CONTRIBUTION. At any time and from time to time prior to the third anniversary of the last day of the Term, the Partnership may require the Partners to make further capital contributions (in addition to Capital Commitments) to satisfy all or any portion of the indemnification obligations of the Partnership pursuant to Section 6.3(a) above or the Fund Agreement, whether such obligations arise before or after the last day of the Term or before or after such Partner's resignation from the Partnership, PROVIDED that each Partner's obligation to make such capital contributions in respect of such Partner's share of any such indemnification payment shall be limited to amounts distributed to such Partner pursuant to this Agreement.

                  (c) EXPENSES, ETC. To the fullest extent permitted by law, the reasonable expenses incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined ultimately that the Covered Person is not entitled to be indemnified hereunder. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person's successors, assigns and legal representatives.

                  (d) NOTICES OF CLAIMS, ETC. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Partnership, give written notice to the Partnership of the commencement of such Proceeding, PROVIDED that the failure of any Covered Person to give notice as provided herein shall not relieve the Partnership of its obligations under this Section 6.3, except to the extent that the Partnership is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Partnership), the Partnership will be entitled to participate in and to assume the defense thereof to the extent that the Partnership may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Partnership to such Covered Person of the Partnership's election to assume the defense thereof, the Partnership will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The Partnership will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect to such Claim.

                                   ARTICLE VII

                     BOOKS AND RECORDS; REPORTS TO PARTNERS

                  7.1 BOOKS AND RECORDS. The Partnership shall keep or cause to be kept full and accurate accounts of the transactions of the Partnership in proper books and records of account which shall set forth all information required by the Partnership Law. Such books and records shall be maintained on the basis utilized in preparing the Partnership's United States income tax returns. Such books and records shall be available for inspection and copying by the Partners or their duly authorized representatives during normal business hours for any purpose reasonably related to such Partner's interest in the Partnership.

                  7.2 UNITED STATES FEDERAL, STATE AND LOCAL INCOME TAX INFORMATION. Within 120 days after the end of each Fiscal Year (or as soon as reasonably practicable thereafter), the Partnership shall send to each Person that was a Partner at any time during such Fiscal Year copies of (A) Schedule K-1, "Partner's Share of Income, Credits, Deductions, Etc." (or successor schedule) with respect to such Person, together with such additional information as may be necessary for such Person to file his United States federal income tax returns, and (B) such similar schedules as are required to be furnished by the Partnership for United States state and local income tax purposes.

                  7.3 REPORTS TO PARTNERS. The Partnership shall provide to each Partner and each Special Assignee on a timely basis, if such Partner or Special Assignee so requests in writing, (A) all reports sent to the limited partners of the Fund pursuant to the Fund Agreement, (B) the Partnership's unaudited financial statements for each fiscal quarter and (C) the Partnership's audited financial statements for each Fiscal Year. Except as otherwise provided in this Agreement or required by applicable law, the Partnership shall send to each Partner only such other financial reports as the General Partners shall deem appropriate.


                                  ARTICLE VIII

                   ADMISSION OF ADDITIONAL PARTNERS; TRANSFERS

                  8.1 ADMISSION OF ADDITIONAL PARTNERS. (a) GENERAL. One or more Persons may be admitted to the Partnership as a Limited Partner (each, an "ADDITIONAL PARTNER"). Each such Person shall be admitted as an Additional Partner at the time such Person (I) executes this Agreement or a counterpart of this Agreement and (II) is named as a Partner on the Partnership Register. In connection with the admission of any Additional Partner pursuant to this Section

8.1, a majority of the General Partners voting on such admission (in their sole discretion) shall determine the Minimum Points of, and Capital Commitment that will be accepted from, such Additional Partner.

                  (b) ADMISSION OF LIMITED PARTNERS. Upon the consent of a majority of the Tier 1 General Partners, a new Limited Partner may be admitted to the Partnership.

                  (c) ADMISSION OF GENERAL PARTNERS. Upon the consent both of GP I and of a majority of the Tier 1 General Partners, a new general partner may be admitted to the Partnership, PROVIDED that (I) if JG Trident II, LLC has become a Special Assignee pursuant to Section 9.1(a), JG Trident II, LLC may be replaced by GP I with an entity controlled by the then chief executive officer of Marsh & McLennan Companies, Inc., (II) if CD Trident II, LLC has become a Special Assignee pursuant to Section 9.1(a), CD Trident II, LLC may be replaced by GP I with an entity controlled by the then chief executive officer of Marsh & McLennan Capital, Inc. and (III) subject to the provisions of Article IX of this Agreement, there shall be no reduction or dilution of Points held by any Tier 1 Partner without the prior written consent of such Tier 1 Partner.

                  8.2 TRANSFER BY PARTNERS. (a) GENERAL. No Partner may assign, sell, convey, pledge, mortgage, encumber, hypothecate or otherwise transfer in any manner whatsoever (a "TRANSFER") all or any part of his interest in the Partnership without the express prior written consent of a majority of the General Partners, PROVIDED that an Estate Partner may Transfer all or part of its interest without such consent to the Partner with whom such Estate Partner is affiliated after having first offered to the Partnership the opportunity to acquire the interest of such Estate Partner on terms at least as favorable as those of the proposed Transfer.

                  (b) CONDITIONS TO TRANSFER. No Transfer of an interest in the Partnership shall be permitted if (I) such Transfer would result in a violation of applicable law, including any securities laws, (II) as a result of such Transfer, either the Partnership or the Fund would be required to register as an investment company under the Investment Company Act of 1940, as amended, or
(III) such Transfer would result in the Partnership at any time during its taxable year having more than 100 members, within the meaning of section 1.7704-1(h)(1)(ii) of the Treasury Regulations (taking into account section 1.7704-1(h)(3) of the Treasury Regulations). No attempted or purported Transfer in violation of this Section 8.2 shall be effective.

                  8.3 FURTHER ACTIONS. The Partnership shall cause this Agreement to be amended to reflect as appropriate the occurrence of any of the events referred to in this Article VIII, as promptly as is practicable after such occurrence.

                                   ARTICLE IX

                                SPECIAL ASSIGNEES

                  9.1  BECOMING A SPECIAL ASSIGNEE.  (a)  TIER 1 PARTNERS.
A Tier 1 Partner shall cease to be a Partner and become a "SPECIAL ASSIGNEE" upon the occurrence of any of the following events:

                  (i) The death or Disability of such Tier 1 Partner or the Person with whom such Tier 1 Partner is Associated;

                  (ii) The status of such Tier 1 Partner as a Partner hereunder is involuntarily terminated, either with or without Cause,

                           (A) In the case of CD Trident II, LLC, JG Trident II, LLC, Charles A. Davis or Jeffrey W. Greenberg, by GP I;

                           (B) In the case of RC Trident II, LLC, SF Trident II,
                  LLC, Taravest Partners or The Stephen Friedman 1999 Family Trust, by a majority of the remaining General Partners; or

                  (iii) Such Tier 1 Partner voluntarily terminates its status as a Partner hereunder.

                  (b) TIER 2 PARTNERS. A Tier 2 Partner shall cease to be a Partner and become a "SPECIAL ASSIGNEE" upon the occurrence of any of the following events:

                  (i)  The death or Disability of such Tier 2 Partner;

                  (ii) The status of such Tier 2 Partner as a Partner hereunder is involuntarily terminated, either with or without an M&M Capital Cause Determination, by the Tier 1 General Partners;

                  (iii) Such Tier 2 Partner voluntarily terminates its status as a Partner hereunder; or

                  (iv) Such Tier 2 Partner shall fail to make any Capital Contribution when due and such failure shall not have been cured 30 days after the mailing or delivery of written notice of such failure.

                  9.2 CONSEQUENCES OF SPECIAL ASSIGNEE STATUS. On and after the date that a Partner becomes a Special Assignee, such Special Assignee shall be treated as a Partner for purposes of Articles III, IV, VI, VII and XII and shall continue to be bound by the terms of this Agreement (including, without limitation, Section 4.5) and, subject to Section 12.11, all amendments hereto, as if such Special Assignee were a Partner, such Partner's Remaining Capital Commitment shall be reduced to zero, and the Remaining Capital Commitments of M&M Vehicle, L.P. shall be increased by such reduction. Whenever the act, vote, consent or decision of the General Partners (or of representatives of the General Partners on the Investment Committee) is required or permitted pursuant to this Agreement, Special Assignees of General Partners (or their representatives) shall not be entitled to perform such act, to participate in such vote or consent, or to make such decision, and such act, vote, consent or decision shall be performed, tabulated or made as if such Special Assignee were not a General Partner.

                  9.3  ECONOMIC RIGHTS OF SPECIAL ASSIGNEES.  (a)  TIER
 1 PARTNERS.

                  (i) DEATH OR DISABILITY. Subject to Section 9.3(a)(v), if a Tier 1 Partner becomes a Special Assignee due to the death or Disability of such Tier 1 Partner or the Person with whom such Tier 1 Partner is Associated:

                  (A) In the case of CD Trident II, LLC, SF Trident II LLC, JG Trident II LLC, Jeffrey W. Greenberg, Charles A. Davis or The Stephen Friedman 1999 Family Trust, such Tier 1 Partner's Minimum Points shall be reduced by 50%.

                  (B) In the case of RC Trident II, LLC and Taravest Partners, such Tier 1 Partner's Minimum Points shall remain unchanged.

                  (ii) INVOLUNTARY TERMINATION WITH CAUSE. If a Tier 1 Partner becomes a Special Assignee due to termination from the Partnership with Cause of such Tier 1 Partner or termination of a Tier 1 Partner because of the commission of any action constituting Cause by the Person with whom such Tier 1 Partner is Associated, (X) such Tier 1 Partner shall forfeit 100% of the Points allocated to such Tier 1 Partner with respect to each Portfolio Investment then held by the Fund and (Y) the Minimum Points for such Tier 1 Partner shall become zero unless:

                  (A) In the case of CD Trident II, LLC, JG Trident II, LLC, Charles A. Davis or Jeffrey W. Greenberg, GP I shall restore all or a portion of the Minimum Points; or

                  (B) In the case of RC Trident II, LLC, SF Trident II, LLC, Taravest Partners or The Stephen Friedman 1999 Family Trust, a majority of the then remaining General Partners shall restore all or a portion of the Minimum Points.

A judicial determination of Cause may occur after the termination of a Tier 1 Partner. In addition, in the event of a termination for Cause, GP I shall have the right to purchase or direct the purchase of such Tier 1 Partner's interest in the Partnership at fair market value. Fair market value (1) shall be as mutually agreed by the parties, provided that in the absence of such agreement, fair market value shall be determined by an independent appraiser mutually agreed to by GP I and by such Tier 1 Partner, which agreement shall not be unreasonably withheld by either party, and (2) shall be determined as if the Partnership and the Fund had been liquidated as of such date. Each of the Partnership, the Tier 1 Partners and GP I shall cooperate with the appraiser and furnish such information as is required for it to perform the valuation of such interest. Upon purchase by GP I or its designee of the interest of such Tier 1 Partner in the Partnership, such Tier 1 Partner shall have no further interest in the Partnership.

                  (iii) INVOLUNTARY TERMINATION WITHOUT CAUSE. Subject to
Section 9.3(a)(v), if a Tier 1 Partner becomes a Special Assignee due to involuntary termination from the Partnership without Cause or voluntary termination from the Partnership for Good Reason of such Tier 1 Partner or the Person with whom such Tier 1 Partner is Associated:

                  (A) In the case of CD Trident II, LLC, JG Trident II LLC, Charles A. Davis or Jeffrey A. Greenberg, such Tier 1 Partner's Minimum Points shall be reduced to zero.

                  (B) In the case of RC Trident II, LLC, SF Trident II, LLC, Taravest Partners or The Stephen Friedman 1999 Family Trust, such Tier 1 Partner's Minimum Points shall remain unchanged.

                  (iv) VOLUNTARY TERMINATION. Subject to Section 9.3(a)(v), if a Tier 1 Partner becomes a Special Assignee due to the voluntary termination from the Partnership of such Tier 1 Partner:

                  (A) In the case of CD Trident II, LLC, SF Trident II, LLC, JG Trident II, LLC, Charles A. Davis, The Stephen Friedman 1999 Family Trust or Jeffrey W. Greenberg, such Tier 1 Partner's Minimum Points shall be reduced to zero.

                  (B) In the case of RC Trident II, LLC and Taravest Partners, such Tier 1 Partner's Minimum Points shall be reduced to zero unless such Tier 1 Partner shall become a Special Assignee after June 4, 2002, in which case such Tier 1 Partner's Minimum Points shall remain unchanged.

                  (v) CHANGE IN CONTROL. Notwithstanding Sections 9.3(a)(i),
(iii) and (iv), if a Change in Control has occurred prior to the time a Tier 1 Partner becomes a Special Assignee (other than as a result of involuntary termination with Cause), such Tier 1 Partner's Minimum Points shall remain unchanged, and at no time will such Tier 1 Partner's Minimum Points change without such Tier 1 Partner's consent.

                  (b) TIER 2 PARTNERS. If a Tier 2 Partner becomes a Special Assignee, (I) with respect to each Portfolio Investment made on or after the date such Tier 2 Partner becomes a Special Assignee, such Tier 2 Partner shall be allocated zero Points and (ii) with respect to each Portfolio Investment then held by the Fund that was made prior to the date such Tier 2 Partner becomes a Special Assignee, such Tier 2 Partner shall forfeit a percentage of the Points allocated to such Tier 2 Partner as specified below:

--------------------------------------------------------------------------------------
If the Tier 2 Partner                                              Percentage of
becomes a Special Assignee                                   Points that are Forfeited
--------------------------                                   -------------------------
During the 12 month period commencing on the later of June            100%
4, 1999 and the date such Tier 2 Partner begins employment
with M&M Capital.
--------------------------------------------------------------------------------------
During the 12 month period commencing on the first                     80%
anniversary of the later of June 4, 1999 and the date such
Tier 2 Partner begins employment with M&M Capital.
--------------------------------------------------------------------------------------
During the 12 month period commencing on the second                    60%
anniversary of the later of June 4, 1999 and the date such
Tier 2 Partner begins employment with M&M Capital.
--------------------------------------------------------------------------------------
After the third anniversary of the later of June 4, 1999 and           40%
the date such Tier 2 Partner begins employment with M&M
Capital.
--------------------------------------------------------------------------------------


PROVIDED that (A) if such Tier 2 Partner becomes a Special Assignee due to termination with an M&M Capital Cause Determination, such Tier 2 Partner shall forfeit 100% of the Points allocated to such Tier 2 Partner with respect to each Portfolio Investment then held by the Fund that was made prior to the date such Tier 2 Partner becomes a Special Assignee, (B) if such

Tier 2 Partner becomes a Special Assignee due to death or Disability, such Tier 2 Partner shall forfeit zero Points with respect to each Portfolio Investment then held by the Fund that was made prior to the date such Tier 2 Partner becomes a Special Assignee, and (C) if a Change of Control has occurred before a Tier 2 Partner becomes a Special Assignee (other than as a result of death, disability or involuntary termination with an M&M Capital Cause Determination), in no event shall such Tier 2 Partner forfeit more than 40 percentage points with respect to each Portfolio Investment then held by the Fund that was made prior to the date such Tier 2 Partner becomes a Special Assignee.

                  If a Tier 2 Partner becomes a Special Assignee other than by reason of death or Disability, the General Partners shall have the right to purchase or direct the purchase of such Tier 2 Partner's interest in the Partnership. The purchase price for such Tier 2 Partner's interest in the Partnership shall be the fair market value of such interest, which shall be mutually agreed upon by the parties, PROVIDED, that in the absence of such agreement, fair market value shall be determined by an independent appraiser selected by the General Partners and approved by such Tier 2 Partner, which approval shall not be unreasonably withheld by such Tier 2 Partner. The cost of such appraisal shall be shared equally by the Partnership and such Tier 2 Partner, and each of the Partnership, the General Partners and the Tier 2 Partners shall cooperate with the appraiser and furnish such information as is required for it to perform the valuation of such interest. Fair market value as of any date shall be determined as if the Partnership and the Fund had been liquidated as of such date. Upon purchase by the General Partners or their designees of the interest of such Tier 2 Partner in the Partnership, such Tier 2 Partner shall have no further interest in the Partnership.


                                    ARTICLE X

                   DURATION AND TERMINATION OF THE PARTNERSHIP

                  10.1 DURATION. There shall be a dissolution of the Partnership, and its affairs shall be wound up, upon the first to occur of any of the following events:

                  (a) the day after the second anniversary of the last day of the Term of the Fund;

                  (b) the decision, made by all of the General Partners, to dissolve the Partnership; or

                  (c) the entry of a decree of judicial dissolution of the Partnership pursuant to the Partnership Law.

                  10.2 WINDING UP. Upon the dissolution of the Partnership, the General Partners (or any duly elected liquidating trustee or other duly designated representative) shall use all commercially reasonable efforts to liquidate all of the Partnership assets in an orderly manner and apply the proceeds of such liquidation as set forth in Section 10.3, provided that if in the good faith judgment of the General Partners (or such liquidating trustee or other representative) a Partnership asset should not be liquidated, the General Partners (or such liquidating trustee or other representative) shall allocate, on the basis of the Value of any Partnership assets not sold or otherwise disposed of, any unrealized gain or loss based on such Value to the Partners' Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute said assets in accordance with Section 10.3, subject to the priorities set forth in
Section 10.3, and provided, further, that the General Partners (or such liquidating trustee or other representative) will in good faith attempt to liquidate sufficient Partnership assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in Section 10.3.

                  10.3 FINAL DISTRIBUTION. After the application or distribution of the proceeds of the liquidation of the Partnership's assets in one or more installments to the satisfaction of the liabilities of the Partnership to creditors of the Partnership, including to the satisfaction of the expenses of the winding-up, liquidation and dissolution of the Partnership (whether by payment or the making of reasonable provision for payment thereof), the remaining proceeds, if any, plus any remaining assets of the Partnership shall, by the end of the taxable year of the Partnership in which the liquidation occurs (or, if later, within 90 days after the date of such liquidation), be distributed in accordance with the provisions of Section 4.3.

                  10.4 TIME FOR LIQUIDATION, ETC. A reasonable time period shall be allowed for the orderly winding up and liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the Partnership to seek to minimize potential losses upon such liquidation. The provisions of this Agreement shall remain in full force and effect during the period of winding up and until the filing of a certificate of cancellation of the Statement/notice of dissolution with the Registrar of Exempted Limited Partnerships of the Cayman Islands.

                  10.5 TERMINATION. Upon completion of the foregoing, any General Partner (or any duly elected liquidating trustee or other duly designated representative) shall execute, acknowledge and cause to be filed a certificate of cancellation of the Statement/notice of dissolution with the Registrar of Exempted Limited Partnerships of the Cayman Islands. Such notice of dissolution will not be filed by a General Partner (or such liquidating trustee or other representative) prior to the third anniversary of the last day of the Term unless otherwise required by law.

                  10.6 BANKRUPTCY OF A PARTNER. The bankruptcy (as defined in the Partnership Law) of a Partner shall not cause such Partner to cease to be a member of the Partnership, and upon the occurrence of such an event, the business of the Partnership shall continue without dissolution.

                  10.7 DEATH, LEGAL INCAPACITY, ETC. The death, bankruptcy, dissolution, insanity, incompetency, other legal incapacity, or retirement, expulsion or resignation from the Partnership of a Partner or the occurrence of any other event that causes a Partner to cease to be a member of the Partnership, or the status of any Partner as a Special Assignee, shall not cause the dissolution or termination of the Partnership, and the Partnership, notwithstanding such event, shall continue without dissolution upon the terms and conditions provided in this Agreement and in accordance with the Partnership Law, and each Partner, by executing this Agreement, agrees to such continuation of the Partnership without dissolution.


                                   ARTICLE XI

                                   DEFINITIONS

                  11.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings (each such meaning to be equally applicable to the singular and plural forms of the respective terms so defined):

                  "ADDITIONAL PARTNER":  As defined in Section 8.1.

                  "ADJUSTMENT DATE": The last day of each fiscal year of the Partnership and any other date that the General Partners, in their sole discretion, deem appropriate for an interim closing of the Partnership's books.

                  "AFFILIATE": With respect to any specified Person, (A) a Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, (B) a trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in another similar fiduciary capacity, and (C) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, PROVIDED that, for purposes of this Agreement, none of the Portfolio Companies shall be deemed to be Affiliates of the Partnership.

                  "AGREEMENT":  As defined in the preamble hereto.

                  "ASSOCIATED": RC Trident II, LLC and Taravest Partners are Associated with Robert Clements; SF Trident II, LLC and The Stephen Friedman 1999 Family Trust are Associated with Stephen Friedman; CD Trident II, LLC is Associated with Charles A. Davis; and JG Trident II, LLC is Associated with Jeffrey W. Greenberg.

                  "BRIDGE FINANCING":  As defined in the Fund Agreement.

                  "BUSINESS DAY": Any day on which banks located in New York City are not required or authorized by law to remain closed.

                  "CAPITAL ACCOUNT":  As defined in Section 3.2.

                  "CAPITAL COMMITMENT": With respect to any Partner, the amount set forth opposite the name of such Partner on the Partnership Register under the heading "Capital Commitment".

                  "CAPITAL CONTRIBUTION": With respect to any Partner, the amount of capital contributed by such Partner to the Partnership pursuant to Section 3.1.

                  "CAUSE": With respect to any Person or the Partner with which such Person is Associated shall mean (A) the conviction of such Person for any felony or (B) the final determination by a court of competent jurisdiction that such Person has engaged in (I) misconduct that causes actual material injury to MMC or one of its material Affiliates or (II) gross negligence or material willful misfeasance relating to such Person's work at M&M Capital.

                  "CERTIFICATE":  As defined in Section 12.10.

                  "CHANGE IN CONTROL": the occurrence of any of the following events:

                  (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than MMC, any trustee or other fiduciary holding securities under an employee benefit plan of MMC or any corporation owned, directly or indirectly, by the stockholders of MMC in substantially the same proportions as their ownership of stock of MMC), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of MMC representing 50% or more of the combined voting power of MMC's then outstanding voting securities;

                  (b) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the MMC board, and any new director whose election by MMC board of directors or nomination for election by MMC's stockholders was approved by a vote of at least two-thirds of the directors of the MMC board then still in office who either were directors of the MMC board at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                  (c) the stockholders of MMC approve a merger or consolidation of MMC with any other corporation, other than (I) a merger or consolidation which would result in the voting securities of MMC outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of MMC or such surviving or parent entity outstanding immediately after such merger or consolidation, or
         (II) a merger or consolidation effected to implement a recapitalization of MMC (or similar transaction) in which no "person" (as herein above defined) acquired 50% or more of the combined voting power of the then outstanding securities of MMC;

                  (d) the stockholders of MMC approve a plan of complete liquidation of MMC or an agreement for the sale or disposition by MMC of all or substantially all of MMC's assets (or any transaction having a similar effect); or

                  (e) MMC no longer owns at least 50% of the value and voting power of M&M Capital.

                  "CLAIMS":  As defined in Section 6.3(a).

                  "CLAWBACK AMOUNT":  As defined in Section 4.5.

                  "CODE":  The Internal Revenue Code of 1986, as amended.

                  "CORPORATE AGENTS":  As defined in Section 5.2(g).

                  "COVERED PERSON": A Partner; any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Partnership or any of the Partners or is Associated with any of the Partners; any officers, directors, shareholders, controlling Persons, partners, employees, representatives or agents (or any of their Affiliates) of a Partner or of the Partnership (including, without limitation, members of the Investment Committee), or of any of their respective Affiliates; and any Person who was, at the time of the act or omission in question, such a Person.

                  "DAMAGES":  As defined in Section 6.3(a).

                  "DISABILITY": In the case of any Partner, as set forth in the Marsh & McLennan Companies Benefit Program, or, in the case of a Tier 1 Partner, if different, the employment agreement of such Tier 1 Partner or the Person with whom such Tier 1 Partner is Associated.

                  "ESTATE PARTNER": For SF Trident II, LLC, the Stephen Friedman 1999 Family Trust; for RC Trident II, LLC, Taravest Partners; and any other trust or family partnership formed for the purpose of estate planning by a Tier 1 Partner to which such Tier 1 Partner transfers all or any portion of its interest in the Partnership pursuant to Section 8.2 and which is designated on the Partnership Register as an Estate Partner.

                  "EXCHANGE ACT": The Securities Exchange Act of 1934, as amended.

                  "FISCAL YEAR":  As defined in Section 1.3.

                  "FUND": Trident II, L.P., a Cayman Islands exempted limited partnership, and it successors and assigns.

                  "FUND AGREEMENT": The limited partnership agreements of the Fund, as amended and restated from time to time.

                  "GENERAL PARTNER": As defined in the preamble to this Agreement.

                  "GOOD REASON": With respect to any Person Associated with a Tier 1 Partner or with respect to the Tier 1 Partner with which such Person is Associated, shall mean the occurrence of one or more of the following events (unless in the case of clause (a), (b), (c) or (d) below, such occurrence is cured by M&M Capital within 30 days of receipt of notice by M&M Capital regarding such occurrence):

                  (a) a reduction in such Person's base salary or consulting fee; failure to pay to such Person, at the time such payments are required to be made, the bonus or performance payments, if any, described in such Person's employment or consulting agreement with M&M Capital; failure to award to such Person participation in future M&M Capital investments in accordance with such Person's employment or consulting agreement with M&M Capital, or make any required payments pursuant to such award; or the elimination of MMC equity opportunity referred to in such Person's employment or consulting agreement with M&M Capital.

                  (b) the failure to continue such Person in the position described in such Person's employment or consulting agreement with M&M Capital or a more senior position (unless M&M Capital has notified such Person in writing of the existence for the basis for Cause or as otherwise provided such Person's employment or consulting agreement with M&M Capital) or such Person's removal from such position;

                  (c) material diminution in such Person's duties, or assignment of duties materially inconsistent with such Person's position;

                  (d) relocation of such Person's principal office location other than as permitted pursuant to such Person's employment or consulting agreement with M&M Capital;

                  (e) a Change in Control of MMC or a Change in Control of M&M Capital.

                  "GP I": As defined in the preamble to this Agreement.

                  "HOLDBACK ACCOUNT":  As defined in Section 4.4.

                  "INITIAL AGREEMENT": As defined in the preamble to this Agreement.

                  "INVESTMENT COMMITTEE": A committee of the Partnership formed to act pursuant to Section 5.2(e), consisting of one representative of each of the General Partners. The members are initially: Robert Clements representing RC Trident II, LLC; Charles A. Davis representing CD Trident II, LLC; Stephen Friedman representing SF Trident II, LLC; Jeffrey W. Greenberg representing JG Trident II, LLC; and A.J.C. Smith representing GP I. The members will include:
(A) upon the death or resignation of any member or the removal of such member by the General Partner such member represents, the successor to such member (I) selected by the General Partner that such member represented and (II) other than in the case of GP I, approved by a majority of the other General Partners; and
(B) upon the admission of a General Partner pursuant to Section 8.1(c), a representative of such General Partner (I) selected by such General Partner and
(II) approved by a majority of the other General Partners.

                  "LIMITED PARTNER": As defined in the preamble to this Agreement.

                  "MEMO ACCOUNT":  As defined in Section 3.2(b).

                  "M&M CAPITAL": Marsh & McLennan Capital, Inc., a Delaware corporation, and any successors and assigns thereof.

                  "M&M CAPITAL CAUSE DETERMINATION" shall mean, with respect to any Tier 2 Limited Partner, (A) the conviction of such Tier 2 Limited Partner for any felony and (B) a determination (made in a reasonable manner) by the Tier 1 General Partners that such Tier 2 Limited Partner has committed one or more acts involving gross negligence or willful misconduct.

                  "MMC": Marsh & McLennan Companies, Inc., a Delaware corporation, and any successors and assigns thereof.

                  "MINIMUM POINTS": With respect to each Partner and as of any date, the minimum number of Points that may be allocated to such Partner with respect to any Portfolio Investment to be made on or after such date.

                  "NON-TECHNOLOGY INVESTMENT": Any Portfolio Investment which is not a Technology Investment.

                  "PARTNER":  As defined in the preamble to this Agreement.

                  "PARTNERSHIP":  As defined in the preamble to this Agreement.

                  "PARTNERSHIP EXPENSES": The costs and expenses that, in the good faith judgment of the General Partners, arise out of or are incurred in connection with the organization and operation of the Partnership, including, without limitation, legal, and accounting expenses, extraordinary expenses and indemnification obligations.

                  "PARTNERSHIP LAW": The Exempted Limited Partnership Law (1997 Revision) of the Cayman Islands, as amended, and any successor to such statute.

                  "PARTNERSHIP REGISTER":  As defined in Section 1.1(c).

                  "PERIOD": For the first Period, the period commencing on the date of this Agreement and ending on the next Adjustment Date, and for all succeeding Periods, the period commencing on the day after an Adjustment Date and ending on the next Adjustment Date.

                  "PERSON": Any individual, entity, corporation, company, partnership, association, limited liability company, joint-stock company, trust or unincorporated organization.

                  "POINTS":  As defined in Section 4.2(a).

                  "PORTFOLIO COMPANY":  As defined in the Fund Agreement.

                  "PORTFOLIO INVESTMENT":  As defined in the Fund Agreement.

                  "PREFERENCE AMOUNT": With respect to each Additional Partner indicated on the Partnership Register as being subject to the provision for Preference Amounts, determined only as of the date of a distribution made pursuant to Section 4.3(b)(iii) and only with respect to Portfolio Investments made on or after the date of admission of such Additional Partner, an amount equal to the difference between (A) solely with respect to Portfolio Investments made prior to, and disposed of after, the date of admission of such Additional Partner, the sum of the amounts that would have previously been distributed to such Additional Partner pursuant to Section 4.3(b)(iii) if such Additional Partner had been allocated with respect to all such Portfolio Investments (subject to Section 9.3(b)) the Minimum Points listed with respect to such Additional Partner on the Partnership Register as of the date of admission of such Additional Partner and (B) the sum of all amounts previously distributed to such Additional Partner pursuant to Section 4.3(b)(iii)(2), PROVIDED that
Section 4.4 shall be disregarded solely for purposes of determining the amounts described in clauses (a) and (b). For the avoidance of doubt, Section 4.4 shall apply to distributions of amounts described in Section 4.3(b)(iii)(2).


                  "PRIME RATE":  As defined in the Fund Agreement.

                  "PROCEEDING":  As defined in Section 6.3(a).

                  "REMAINING CAPITAL COMMITMENT": For any Partner, the excess of
(A) such Partner's Capital Commitment over (B) the aggregate amount of such Partner's Capital Contributions, as adjusted pursuant to Section 9.2.

                  "SECURITIES": Shares of capital stock, limited partner interests, limited liability company interests, warrants, options, bonds, notes, debentures and other securities and equity and debt interests of whatever kind of any Person, whether or not publicly traded or readily marketable.

                  "SHORTFALL": For any Portfolio Investment, the amount equal to 10% of the additional amount that would be required to be distributed in respect of such Portfolio Investment pursuant to section 6.3 of the Fund Agreement so that no further amount would be distributable pursuant to section 6.3(a) of the Fund Agreement in respect of such Portfolio Investment, including all capital contributions to the Fund by the partners of the Fund used to fund Partnership Expenses and Organizational Expenses (as such terms are defined in the Fund Agreement) apportioned to such Portfolio Investments pursuant to section 6.6(c) of the Fund Agreement.

                  "SPECIAL ASSIGNEE":  As defined in Section 9.1.

                  "STATEMENT":  As defined in the Fund Agreement.

                  "SUBSCRIPTION AGREEMENTS": The subscription agreements between the Fund and each of its limited partners.

                  "TARGET AMOUNT": For any Portfolio Investment, the amount equal to the amount that would have been distributable pursuant to Section 4.3(b)(iii) in respect of such Portfolio Investment if such Portfolio Investment were the sole Portfolio Investment made by the Fund and if the sole Partnership Expenses and Organizational Expenses (as such terms are defined in the Fund Agreement) incurred were the portion of the Partnership Expenses and Organizational Expenses apportioned to such Portfolio Investment pursuant to section 6.6(c) of the Fund Agreement.

                  "TECHNOLOGY INVESTMENT": Any Portfolio Investment in which the Fund co-invests with Marsh & McLennan Capital Technology Venture Fund, L.P.

                  "TEMPORARY INVESTMENT":  As defined in the Fund Agreement.

                  "TERM":  As such term will be defined in the Fund Agreement.

                  "TIER 1 GENERAL PARTNER": Each of SF Trident II, LLC, RC Trident II, LLC, CD Trident II, LLC and JG Trident II, LLC or any other General Partner admitted in accordance with Section 8.1(b) and listed on the Partnership Register as a Tier 1 General Partner.

                  "TIER 1 PARTNER": Each of the Tier 1 General Partners, The Stephen Friedman 1999 Family Trust, Taravest Partners, Charles A. Davis and Jeffrey W. Greenberg or any other Partner admitted in accordance with Section 8.1(a) and listed on the Partnership Register as a Tier 1 Partner.

                  "TIER 2 PARTNER": Any Partner admitted in accordance with
Section 8.1(a) and listed on the Partnership Register as a Tier 2 Partner.

                  "TRANSFER":  As defined in Section 8.2(a).

                  "TREASURY REGULATIONS": The Regulations of the Treasury Department of the United States issued pursuant to the Code.

                  "VALUE": As defined in the Fund Agreement, PROVIDED that the provisions in the Fund Agreement regarding the board of advisors of the Fund shall not apply to assets or Securities not held by the Fund.


                                   ARTICLE XII

                                  MISCELLANEOUS

                  12.1 NOTICES. All notices, requests, demands and other communications relating to this Agreement shall be in writing and shall be deemed to have been duly given if (A) delivered in person, (B) mailed by registered or certified mail, return receipt requested and first-class postage paid, or (C) mailed by overnight or next day express mail, as follows: (1) if to one or more of the Partners, at the addresses set forth on the Partnership's books and records, (2) if to the Partnership, at the address referred to in
Section 1.4, or (3) to such other address as any Partner (or a General Partner on behalf of the Partnership) shall have last designated by notice to the Partnership and the other Partners, as the case may be. Notices given in person, or by facsimile transmission followed by a confirmation by an officer of a General Partner, shall be deemed to have been made when given (and, in the case of facsimile, confirmed). Notices mailed in accordance with the first sentence of this Section 12.1 shall be deemed to have been given and made three days following the date so mailed.

                  12.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

                  12.3 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

                  12.4 SUCCESSORS AND ASSIGNS. Except as otherwise specifically provided herein, this Agreement shall be binding upon and inure to the benefit of the Partners and their legal representatives, heirs, administrators, executors, successors, and permitted assigns.

                  12.5 SEVERABILITY. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

                  12.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS, ALL RIGHTS AND REMEDIES BEING GOVERNED BY CAYMAN ISLANDS LAW, WITHOUT REGARD TO CONFLICTS OF LAWS RULES.

                  12.7 CONFIDENTIALITY. Each Partner agrees that he, she or it shall keep confidential and not disclose to any third Person or use for his own benefit, without the written consent of the General Partners, any trade secrets or confidential or proprietary information with respect to the Partnership, the Fund or any Portfolio Company, or any of its or their Affiliates, PROVIDED that a Partner may disclose any such information (A) as has become generally available to the public other than as a result of a disclosure by a Partner or his or her representative, (B) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or national (including foreign) regulatory body having or claiming to have jurisdiction over such Partner, (C) as may be required in response to any summons or subpoena or in connection with any litigation and (D) to the extent necessary in order to comply with any law, order, regulation or ruling applicable to such Partner, and PROVIDED FURTHER that, to the extent permitted by applicable law and not restricted by confidentiality or other agreements, arrangements or requirements to which the Partnership, any Portfolio Company, the Fund or any of their Affiliates are bound, such Partner may, after becoming a Special Assignee, disclose to third persons the performance of investments made by the Fund while, he, she or it was a Partner solely for the purpose of providing information relating to such Special Assignee's track record, but nothing in this proviso shall authorize any Partner or Special Assignee to retain or to disclose to any third Person any books, records, documents or other written materials held by such Partner or available to such Partner before becoming a Special Assignee containing information of the kind described in this sentence before the first proviso.

                  12.8 SURVIVAL OF CERTAIN PROVISIONS. The obligations of each Partner pursuant to Section 4.5, Article VI and Section 12.7 shall survive the termination or expiration of this Agreement and the dissolution, winding up and termination of the Partnership.

                  12.9 WAIVER OF PARTITION. Except as may be otherwise provided by law in connection with the dissolution, winding up and liquidation of the Partnership, each Partner hereby irrevocably waives any and all rights that he, she or it may have to maintain an action for partition of any of the Partnership's property.

                  12.10 POWER OF ATTORNEY. Subject to Section 12.11, each Limited Partner does hereby irrevocably constitute and appoint each General Partner, with full power of substitution, the true and lawful attorney-in-fact and agent of such Partner, to execute, acknowledge, verify, swear to, deliver, record and file, in his or her name, place and stead, all instru-ments, documents and certificates which may from time to time be required by the laws of the Cayman Islands, the United States of America, the State of Connecticut, the State of New York, and any other jurisdiction in which the Partnership conducts or plans to conduct business, or any political subdivision or agency thereof, to effectuate, implement and continue the valid existence and business of the Partnership, including, without limitation, the power and authority to execute, verify, swear to, acknowledge, deliver, record and file:

                  (a) all certificates and other instruments, including, without limitation, any amendments to this Agreement or to the Certificate of Formation of the Partnership (the "CERTIFICATE"), that the General Partners deem appropriate to form, qualify or continue the Partnership as an exempted limited partnership in the Cayman Islands and all other jurisdictions in which the Partnership conducts or plans to conduct business;

                  (b) all instruments that the General Partners deem appropriate to reflect any amendment to this Agreement or the Certificate (I) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the Securities and Exchange Commission, the Internal Revenue Service, or any other United States federal or state agency, or in any United States federal or state statute, compliance with which the General Partners deem to be in the best interests of the Partnership, (II) to change the name of the Partnership or (III) to cure any ambiguity or correct or supplement any provision herein or therein contained that may be incomplete or inconsistent with any other provision herein or therein contained;

                  (c) all conveyances and other instruments that the General Partners deem appropriate to reflect and effect the dissolution and termination of the Partnership pursuant to the terms of this Agreement, including without limitation the filing of a notice of dissolution as provided for in Article X;

                  (d) all instruments relating to duly authorized (I) Transfers of interests of Partners, (II) admissions of Additional Partners, (III) changes in the Capital Commitment, Minimum Points or Points of any Partner or (IV) duly adopted amendments to this Agreement, all in accordance with the terms of this Agreement;

                  (e) certificates of assumed name and such other certificates and instruments as may be necessary under the fictitious or assumed name statutes from time to time in effect in the Cayman Islands and any other jurisdiction in which the Partnership conducts or plans to conduct business; and

                  (f) any other instruments determined by the General Partners to be necessary or appropriate in connection with the proper conduct of the business of the Partnership and that do not adversely affect the interests of the Partners.

                  Such attorney-in-fact and agent shall not, however, have the right, power or authority to amend or modify this Agreement when acting in such capacities, except to the extent authorized herein. This power of attorney shall not be affected by the subsequent disability or incompetence of the principal.

                  The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the death, dissolution, bankruptcy or legal disability of each of the Partners and shall extend to their successors and assigns. The power of attorney granted herein may be exercised by such attorney-in-fact and agent for all Partners of the Partnership (or any of them) by listing all (or any) of such Partners required to execute any such instrument on the signature page of such instrument, and signing such instrument at the end of such list, acting as attorney-in-fact. Any person dealing with the Partnership may conclusively presume and rely upon the fact that any instrument referred to above, executed by such attorney-in-fact and agent, is authorized, regular and binding, without further inquiry. If required, the Partners shall execute and deliver to the Partnership, within five Business Days after receipt of a request therefor, such further designations, powers of attorney or other instruments as the General Partners shall reasonably deem necessary for the purposes hereof.

                  12.11 MODIFICATIONS. Except as otherwise expressly provided herein, this Agreement may be modified or amended, and any provision hereof may be waived only upon the written consent of each of the General Partners, PROVIDED that, except for modifications in the nature of technical corrections to Section 3.2(b) or the definitions referred to therein or Section 4.3(b)(iii) designed to carry out the intent described in Section 3.2(b), no such modification, amendment or waiver that would (A) adversely alter (I) any Partner's economic interest in the Partnership (including, without limitation, such Partner's Capital Commitment, Minimum Points, Points allocated with respect to any Portfolio Investment, Capital Contribution, obligations pursuant to
Section 4.5, or right to or timing of distributions), voting rights contained in
Article V hereof (solely with respect to General Partners), rights under the liability, exculpation and indemnification provisions in Article VI hereof, right to receive information, or the definition of Partnership Expenses or (II) the tax consequences to such Partner relating to the Partnership which would discriminate against such Partner vis-a-vis the other Partners, as applicable, or (B) extend or increase any financial obligation or liability of such Partner, shall be effective without the consent, in each case, of such Partner, as applicable.
                                       37

                  12.12 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Partners with respect to the subject matter hereof and supersedes any prior agreement or understanding, both written and oral, among them with respect to such subject matter.

                  12.13 FURTHER ACTIONS. Each Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the Partnership in connection with the formation of the Partnership and the achievement of its purposes, including, without limitation, (a) any documents that the General Partners deem necessary or appropriate to form, qualify or continue the Partnership as a limited partnership in all jurisdictions in which the Partnership conducts or plans to conduct business and (b) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Partnership.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written, and have indicated their Capital Commitments in the spaces below provided next to their names.

                                   MARSH & McLENNAN GP I, INC.


$                                  By:
------------------                    --------------------------------
Capital Commitment                    Name:
                                      Title:


                                   RC TRIDENT II, LLC


$                                  By:
------------------                    --------------------------------
Capital Commitment                    Name:
                                      Title:


                                   SF TRIDENT II, LLC


$                                  By:
------------------                    --------------------------------
Capital Commitment                    Name:
                                      Title:


                                   CD TRIDENT II, LLC


$                                  By:
------------------                    --------------------------------
Capital Commitment                    Name:
                                      Title:


                                   JG TRIDENT II, LLC


$                                  By:
------------------                    --------------------------------
Capital Commitment                    Name:
                                      Title:

                                LIMITED PARTNERS: